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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 28, 2002


                              GREENVOLT POWER CORP.
               (Exact name of registrant as specified in charter)


           NEVADA                   000-26607                   88-0390828
           ------                   ---------                   ----------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

           20 Varcrest Place, N.W., Calgary, Alberta, Canada     T3A 0B9
               (Address of principal executive offices)         (Zip Code)

            4055 Digby Drive, Rural Route 2, Orilla, Canada L3V 6H2 (Former name or former address, if changed since last report.)


       Registrant's telephone number, including area code: (403) 650-6586

Items 1 and 2. Changes in Control and Acquisition or Disposition of Assets

On August 27, 2002, Satellite Holdings, Ltd., a corporation organized under the laws of Turks & Caicos, acquired 13,783,740 shares of GreenVolt Power Corp., a Nevada corporation (the "Company") common stock from Thomas L Faul. Such shares represent approximately 53% of the issued and outstanding common stock of the Company. Mr. Faul resigned as the Company's sole officer and director, after appointing Robert Hodge as the Company's new sole officer and director.

In addition, in exchange for the release by Faul of the Company for various claims, the Company transferred its wholly-owned subsidiary, GreenVolt Corp., to Faul. The Company intends to seek to acquire or merge with an existing business.

New management is currently investigating the financial condition of the Company, and will determine the future direction of the Company as soon as possible. The Company continues to be liable for significant indebtedness, including convertible debentures and certain accounts payable. Management intends to seek financing to allow the Company to restructure its obligations and settle outstanding liabilities. However, there can be no assurance that the Company's efforts to obtain financing will be successful, or that financing, if available at all, will be available on terms that are acceptable to the Company. If the Company is unable to restructure its liabilities or obtain sufficient financing to support any settlements or restructured liabilities, the Company could cease operations or seek protection under US bankruptcy laws.


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Item 5.  Other events.

On August 28, 2002, the Board of Directors of the Company resolved to change the name of the Company to Satellite Enterprises Corp.

On August 28, 2002, the Board of Directors and majority shareholders of the Company approved a one-for-one-hundred reverse stock split (the "Reverse Stock Split") of its outstanding common stock (the "Common Stock"). The Reverse Stock Split, which was approved by a majority of the shareholders, will be effective on September 15, 2002 to shareholders of record at the close of business on September 15, 2002. As part of the Reverse Stock Split, the exercise price and the number of shares of Common Stock issuable upon exercise of the Company's outstanding options and warrants will also be adjusted.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SATELLITE ENTERPRISES CORP.
                                           F/k/a GREENVOLT POWER CORP.


                                           /s/ Robert Hodge
                                           -------------------------------------
                                           Robert Hodge, Chief Executive Officer